UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported):  July 26, 2000

                    TONG AH GLOBAL VENTURES CORP.
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)

   Delaware                    0-30593                   23-3030111
---------------              ------------            -------------------
(State or other              (Commission                (IRS Employer
jurisdiction of              File Number)            Identification No.)
incorporation)

     1422 Chestnut Street, Suite 410, Philadelphia, PA 19102-2510
     ------------------------------------------------------------
         (Address of principal executive offices) (Zip Code)

 Registrant's telephone number, including area code:  (215) 569-9175

                            Not Applicable
    -------------------------------------------------------------
    (Former name or former address, if changed since last report)


Item 5.  Other Events.

Forward Stock Split

Effective July 26, 2000, the Board of Directors of Tong Ah Global Ventures Corp. (the "Registrant") authorized the effectuation of a two-for-one forward stock split of its shares of common stock, par value $.0001 per share, with the result that instead of having 5,000,000 shares outstanding, it now has 10,000,000 shares outstanding. As no fractional shares have been issued, no provision has been made for fractional shares. Each share held of record as of the Record Date, July 26, 2000, shall automatically be increased to two shares of the same class. The Board has instructed the Company's officers to take all actions necessary to effectuate this two-for-one forward stock split, including the issuance of additional stock certificates to all shareholders of record as of the Record Date. Filed herewith as an exhibit to this Form 8-K are copies of the Waiver of Notice of Special Meeting of the Board of Directors and Special Meeting of the Board of Directors, authorizing the two-for-one forward stock split.

Item 7(c). Exhibits.

The following Exhibits are filed as part of this report:

        EXHIBIT NO.           DESCRIPTION
        -----------           -----------

        99.1                  Waiver of Notice of Special Meeting
                              of the Board of Directors of Tong Ah
                              Global Ventures Corp.

        99.2                  Special Meeting of the Board of
                              Directors of Tong Ah Global Ventures
                              Corp.


                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                TONG AH GLOBAL VENTURES CORP.

Date: July 31, 2000             By: /s/ Michael C.W. Tay
                                ------------------------
                                Michael C.W. Tay
                                President



                            EXHIBIT INDEX


EXHIBIT                          DESCRIPTION
-------                          -----------

99.1              Waiver of Notice of Special Meeting of the
                  Board of Directors of Tong Ah Global Ventures
                  Corp.

99.2              Special Meeting of the Board of Directors of
                  Tong Ah Global Ventures Corp.